(TRANSLATION)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

(Amended on June 27, 2002)

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

(TRANSLATION)

REGULATIONS OF
THE BOARD OF CORPORATE AUDITORS
OF
MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

Article 1.      (Purport of These Regulations)

     Pursuant to laws, ordinances and the Articles of Incorporation, matters concerning the Board of Corporate Auditors of the Company shall be governed by these Regulations.

Article 2.      (Organization)

     The Board of Corporate Auditors shall consist of the Corporate Auditors.

Article 3.      (Purpose)

     The Board of Corporate Auditors shall receive reports, deliberate or take resolutions on important matters pertaining to auditing; provided, however, that it shall not prevent a Corporate Auditor from exercising his power.

Article 4.      (Holding of Meetings)

     Meetings of the Board of Corporate Auditors shall be held, as a general rule, once a month; provided, however, that meetings may be held from time to time whenever necessary.

Article 5.     (Person who Convenes Meetings and Chairman thereof)

1.     The Board of Corporate Auditors may decide in advance the person who shall convene meetings of the Board of Corporate Auditors; provided, however, that other Corporate Auditors shall not be prevented from convening the meetings.

2.     The person who has convened a meeting of the Board of Corporate Auditors pursuant to the preceding paragraph shall act as chairman at the meeting.

3.     When the chairman is unable to act, another chairman shall be elected by the Corporate Auditors present at the meeting from among their number.

Article 6.      (Convocation Notice)

1.     Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor three (3) days in advance of the date set for the meeting; provided, however, that in case of emergency this period may be shortened.

2.     With the consent of all Corporate Auditors, a meeting of the Board of Corporate Auditors may be held without the convocation procedure.

Article 7.      (Method of Adopting Resolutions)

     Other than the resolutions for dismissal set forth in paragraph 2 of Article 15 and the consent of the Board of Corporate Auditors set forth in Article 16, resolutions of meetings of the Board of Corporate Auditors shall be adopted by a majority vote of all Corporate Auditors.

Article 8.      (Making Decisions on Auditing Policies, etc.)

1.     The policy, plan and method of auditing, the assignment of auditing work and budget for auditing expenses, etc. shall be deliberated and determined by resolutions of meetings of the Board of Corporate Auditors at the commencement of auditing.

2.     In addition to the preceding paragraph, matters which any Corporate Auditor deems necessary in order to fulfill his duty may be determined by resolutions of a meeting of the Board of Corporate Auditors.

Article 9.      (Report by Corporate Auditors to the Board of Corporate Auditors)

1.     Each Corporate Auditor shall report on the state of execution of his duty to the Board of Corporate Auditors from time to time, and at any time upon request by the Board of Corporate Auditors.

2.     Any Corporate Auditor who has received a report from an Accountant Auditor, a Director or any other person shall make the report thereof to the Board of Corporate Auditors.

Article 10.     (Hearing Reports from the Accountant Auditor or Directors, etc.)

     Corporate Auditors may hear reports from the Accountant Auditor, Directors or other persons at the meeting of the Board of Corporate Auditors whenever necessary.

Article 11.     (Measures to be Taken in the Event of Hearing Special Reports)

1.     In case a Director reports to the Board of Corporate Auditors a finding of a fact that might cause material damage to the Company, the Board of Corporate Auditors shall deliberate about the treatment thereof and otherwise.

2.     In case the Accountant Auditor reports to the Board of Corporate Auditors a finding of unfair practices pertaining to the fulfillment of duty of a Director or material facts in violation of laws or ordinances or the Articles of Incorporation in the fulfillment of duty of a Director, the provision of the preceding paragraph shall apply.

Article 12.      (Receipt of Accounting Documents, etc.)

1.     The Board of Corporate Auditors shall receive accounting documents, etc., from the Directors and the audit report from the Accountant Auditor. The Corporate Auditors who shall receive these documents may be Full-time Corporate Auditors.

2.     The Corporate Auditor who has received the documents mentioned in the preceding paragraph must promptly submit them to the Board of Corporate Auditors.

Article 13.      (Preparation of Audit Report)

1.     The Board of Corporate Auditors shall prepare an audit report upon deliberation after being reported by the Corporate Auditors on the matters to be stated in the audit report, etc.

2.     In preparing the audit report mentioned in the preceding paragraph, if any Corporate Auditor expresses a different opinion, such opinion shall be affixed to the audit report.

3.     Each Corporate Auditor shall either affix his signature and seal to or put his electronic signature on the audit report. Full-time Corporate Auditors shall state that they are Full-time Corporate Auditors.

Article 14.      (Consent and Requests for Proposals relating to the Appointment of a Corporate Auditor)

     The following matters pertaining to the appointment of a Corporate Auditor shall be determined by resolutions of the Board of Corporate Auditors:

(1)	Consent to the agenda concerning the appointment of a Corporate Auditor which is to be submitted to a general meeting of shareholders;

(2)	Request for making the matters pertaining to the appointment of a Corporate Auditor as the agenda of a general meeting of shareholders; and

(3)	Request for submitting a proposal relating to the appointment of a Corporate Auditor to a general meeting of shareholders.

Article 15.      (Resolutions relating to the Appointment, Non-reappointment, Dismissal of an Accountant Auditor)

1.     The following matters pertaining to the appointment, non-reappointment or dismissal of an Accountant Auditor shall be determined by resolutions of the Board of Corporate Auditors:

(1)	Consent to the agenda concerning the appointment, non-reappointment or dismissal of an Accountant Auditor which is to be submitted to a general meeting of shareholders;

(2)	Request for making the matters pertaining to the appointment, non-reappointment or dismissal of an Accountant Auditor as the agenda of the general meeting of shareholders;

(3)	Request for submitting a proposal relating to the appointment of an Accountant Auditor to a general meeting of shareholders; and

(4)	Appointment of those who shall perform temporarily duties of an Accountant Auditor when a vacancy occurs.

2.     In case the Board of Corporate Auditors shall dismiss an Accountant Auditor based upon a reason for dismissal provided by the statute, a resolution of a meeting of the Board of Corporate Auditors for such dismissal shall be adopted unanimously. In such a case, the Corporate Auditor designated by the Board of Corporate Auditors shall explain such dismissal and the reason therefor at the first general meeting of shareholders held after such dismissal.

Article 16.      (Consent of the Board of Corporate Auditors relating to the Exemption of Directors from Liabilities, etc.)

     Consent of the Board of Corporate Auditors relating to the following agenda, etc. shall be adopted unanimously by the Board of Corporate Auditors:

(1)	Proposal to exempt Directors from liabilities to the Company which is to be submitted to a general meeting of shareholders;

(2)	Amendment to the Articles of Incorporation in order to enable the Company to exempt Directors from liabilities to the Company by a resolution of the Board of Directors;

(3)	Proposal to exempt Directors from liabilities to the Company which is to be submitted to a meeting of the Board of Directors pursuant to the provisions of the Articles of Incorporation;

(4)	Amendment to the Articles of Incorporation in order to enable the Company to enter into an agreement with any outside Director (shagai torishimariyaku) to limit liabilities of such Director; and

(5)	Participation in litigation in order for the Company to support a Director.

Article 17.      (Minutes)

     The substance of the proceedings at a meeting of the Board of Corporate Auditors and the results thereof shall be recorded, in writing or in digital format, in the minutes of the meeting of the Board of Corporate Auditors, which shall bear the signatures, manually or in an electronic format, of Corporate Auditors present. The treatment similar to that of the minutes of the meeting of the Board of Directors shall be accorded to the minutes of the meeting of the Board of Corporate Auditors.

Article 18.      (Amendment to or Abolition of These Regulations)

     Any amendment to or abolition of the provisions of these Regulations shall require a resolution of a meeting of the Board of Corporate Auditors.

SUPPLEMENTARY PROVISION

     These Regulations shall take effect on June 27, 2002.

(Schedule 1)

POWERS OF THE BOARD OF CORPORATE AUDITORS

(1)	To consent to an agendum concerning the appointment of a Corporate Auditor (Article 18 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(2)	To propose an agendum for, or submit a proposal of, the appointment of a Corporate Auditor (Article 18 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(3)	To consent to an agendum concerning the appointment of an Accountant Auditor (Article 3 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(4)	To propose an agendum for, or submit a proposal of, the appointment of an Accountant Auditor (Article 3 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(5)	To consent to an agendum concerning the non-reappointment of an Accountant Auditor (Article 5-2 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(6)	To propose an agendum for the non-reappointment of an Accountant Auditor (Article 5-2 of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(7)	To consent to an agendum concerning the dismissal of an Accountant Auditor (Article 6 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(8)	To propose an agendum for the dismissal of an Accountant Auditor (Article 6 of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(9)	To dismiss an Accountant Auditor (Article 6-2 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(10)	To designate a Corporate Auditor who shall report the dismissal of an Accountant Auditor at a general meeting of shareholders (Article 6-2 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(11)	To appoint a provisional Accountant Auditor (Article 6-4 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(12)	To receive reports from the Accountant Auditor (Article 8 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(13)	To receive accounting documents and schedules from the Director or liquidator (Article 12 (1) and (2), 19 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation and Article 420 (1) of the Commercial Code);

(14)	To receive audit reports from the Accountant Auditor (Article 13 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(15)	To receive reports on the results, etc. of investigation of the audit reports prepared by the Accountant Auditor from the Corporate Auditors (Article 14 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(16)	To prepare audit reports (Article 14 (2), (3) and (4) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(17)	To receive reports on the status of execution of duties from Corporate Auditors (Article 18-2 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(18)	To receive reports from Directors (Article 19 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation and Article 274-2 of the Commercial Code);

(19)	To consent to an agendum concerning the exemption of Directors from liabilities to the Company (Article 18-3 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation and Article 266 (9), (13) and (21) of the Commercial Code);

(20)	To consent to the participation in litigation in order for the Company to support a Director (Article 18-3 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation, and Article 266 (9) and Article 268 (8) of the Commercial Code);

(21)	To determine policy of auditing, method of investigation of the status of business affairs and properties of the Company or any other matters relating to execution of duties of Corporate Auditors; provided, however, that any Corporate Auditor shall not be prevented from exercising his power (Article 18-2 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation).

     The Board of Corporate Auditors shall consist of the Corporate Auditors (Article 18-2 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation). Except resolution for dismissal of an Accountant Auditor, consent to an agendum concerning the exemption of Directors from liabilities to the Company or consent to participation in litigation in order for the Company to support a Director which shall be adopted unanimously, resolutions shall be adopted by a majority vote of all Corporate Auditors (Article 18-3 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation).

(Schedule 2)

POWERS AND DUTIES OF EACH CORPORATE AUDITOR

(1)	General auditing powers:

(1)	Power to audit the execution by the Directors of their duties (Article 274 (1) of the Commercial Code);

(2)	Power to audit accounting documents, etc. (Article 281 (2) of the Commercial Code).

(2)	Investigatory powers:

(1)	Power to require a report on the business and power to investigate status of business affairs and properties of the Company (Article 274 (2) of the Commercial Code);

(2)	Power to require a report on the business of affiliated companies and power to investigate status of their business affairs and properties (Article 274-3 of the Commercial Code);

(3)	Power to require the Accountant Auditor to make a report (Article 8 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation).

(3)	Rights and duties in connection with general meetings of shareholders and meetings of the Board of Directors, etc.:

(1)	Duty to explain at a general meeting of shareholders (Article 237-3 of the Commercial Code);

(2)	Duty to attend a meeting of the Board of Directors and express opinions thereat (Article 260-3 (1) of the Commercial Code);

(3)	Duty to report to the Board of Directors (Article 260-3 (2) of the Commercial Code);

(4)	Right to require the convocation of a meeting of the Board of Directors and right to convene the same (Article 260-3 (3) and (4) of the Commercial Code);

(5)	Duties to examine and make a report on proposals and documents to be submitted to a general meeting of shareholders (Article 275 of the Commercial Code).

(4)	Rights concerning status of Corporate Auditors:

(1)	Right to express opinions with respect to appointment or dismissal of a Corporate Auditor (Article 275-3 of the Commercial Code);

(2)	Right to express opinions with respect to the resignation of a Corporate Auditor (Article 275-3-2 of the Commercial Code):

(3)	Right to deliberate among Corporate Auditors as to the amount of remuneration of each Corporate Auditor (Article 279 (2) of the Commercial Code);

(4)	Right to express opinions with respect to remuneration (Article 279 (3) of the Commercial Code);

(5)	Right to require payment of auditing expenses (Article 279-2 of the Commercial Code);

(6)	Right to appoint one or more Full-time Corporate Auditor(s) (Article 18 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(7)	Right to appoint one or more Standing Corporate Auditor(s) (Article 24 of the Articles of Incorporation).

(5)	Rights concerning measures for supervision and correction:

(1)	Right to apply for an injunction of acts of Directors (Article 275-2 of the Commercial Code);

(2)	Right to institute any actions or apply for any proceedings (Articles 247, 280-15 (2), 380 (2), 381 (1), 415, 428 (2), 431 (1) and 452 (1) of the Commercial Code).

(6)	Others:

(1)	Right to investigate procedures for incorporation (Article 173-2 of the Commercial Code);

(2)	Right to represent the Company in any action between the Company and a Director (Article 275-4 of the Commercial Code).